File: 333183260
Rule 424 b3


AMERICAN DEPOSITARY SHARES
One 1 American Depositary
Share
represents
Twenty 20 Shares

THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR SHARES OF COMMON STOCK,
OF
INTIME RETAIL GROUP COMPANY
LIMITED
INCORPORATED UNDER THE LAWS
OF THE CAYMAN ISLANDS
       The Bank of New York
Mellon, as
depositary hereinafter
called the
Depositary, hereby
certifies i that there
have been deposited with
the Depositary or
its agent, nominee,
custodian, clearing agency
or correspondent, the
securities described
above Shares or evidence of
the right to
receive such Shares, ii
that at the date
hereof each American
Depositary Share
evidenced by this Receipt
represents the
amount of Shares shown
above, and that

or registered assigns IS
THE OWNER OF
________ AMERICAN
DEPOSITARY
SHARES
hereby evidenced and
called, and except as
otherwise herein expressly
provided, is
entitled upon surrender at
the Corporate Trust
Office of the Depositary,
New York, New
York of this Receipt duly
endorsed for
transfer and upon payment
of the charges as
provided on the reverse of
this Receipt and in
compliance with applicable
laws or
governmental regulations,
at Owners option
1 to delivery at the office
of the agent,
nominee, custodian,
clearing agency or
correspondent of the
Depositary, to a person
specified by Owner, of the
amount of
Deposited Securities
represented hereby or
evidence of the right to
receive the same or
2 to have such Deposited
Securities
forwarded at his cost and
risk to him at the
Corporate Trust Office of
the Depositary.
The words Deposited
Securities wherever
used in this Receipt shall
mean the Shares
deposited under the
agreement created by the
Receipts as hereinafter
defined including
such evidence of the right
to receive the
same, and any and all other
securities, cash
and other property held by
the Depositary in
place thereof or in
addition thereto as
provided herein.  The word
Owner wherever
used in this Receipt shall
mean the name in
which this Receipt is
registered upon the
books of the Depositary
from time to time.
The Depositarys Corporate
Trust Office is
located at a different
address than its
principal executive office.
Its Corporate Trust
Office is located at 101
Barclay Street, New
York, New York 10286, and
its principal
executive office is located
at One Wall Street,
New York, New York 10286.
1.	RECEIPTS.
	This American
Depositary Receipt
this Receipt is one of a
continuing issue of
American Depositary
Receipts collectively,
the Receipts, all
evidencing rights of like
tenor with respect to the
Deposited Securities,
and all issued or to be
issued upon the terms
and subject to the
conditions herein provided,
which shall govern the
continuing
arrangement by the
Depositary with respect to
initial deposits as well as
the rights of holders
and Owners of Receipts
subsequent to such
deposits.
	The issuer of the
Receipts is deemed
to be the legal entity
resulting from the
agreement herein provided
for.
	The issuance of
Receipts against
deposits generally may be
suspended, or the
issuance of Receipts
against the deposit of
particular Shares may be
withheld, if such
action is deemed necessary
or advisable by
the Depositary at any time
and from time to
time because of any
requirements of any
government or governmental
body or
commission or for any other
reason.  The
Depositary assumes no
liability with respect
to the validity or worth of
the Deposited
Securities.
2.	TRANSFER OF RECEIPTS.
	Until the surrender
of this Receipt in
accordance with the terms
hereof, the
Depositary will maintain an
office in the
Borough of Manhattan, The
City of New
York, for the registration
of Receipts and
transfers of Receipts where
the Owners of the
Receipts may, during
regular business hours,
inspect the transfer books
maintained by the
Depositary that list the
Owners of the
Receipts.  The transfer of
this Receipt is
registrable on the books of
the Depositary at
its Corporate Trust Office
by the holder
hereof in person or by duly
authorized
attorney, upon surrender of
this Receipt
properly endorsed for
transfer or
accompanied by proper
instruments of
transfer and funds
sufficient to pay any
applicable transfer taxes,
and the fees and
expenses of the Depositary
and upon
compliance with such
regulations, if any, as
the Depositary may
establish for such
purpose.  This Receipt may
be split into other
such Receipts, or may be
combined with
other such Receipts into
one Receipt,
representing the same
aggregate number of
American Depositary Shares
as the Receipt or
Receipts surrendered.  Upon
such split or
combination not involving a
transfer, a charge
will be made as provided
herein.  The
Depositary may close the
transfer books at
any time or from time to
time when deemed
expedient by it in
connection with the
performance of its duties
hereunder.
3.	PROOF OF CITIZENSHIP
OR
RESIDENCE.
	The Depositary may
require any
holder or Owner of
Receipts, or any person
presenting securities for
deposit against the
issuance of Receipts, from
time to time, to
file such proof of
citizenship or residence
and to furnish such other
information, by
affidavit or otherwise, and
to execute such
certificates and other
instruments as may be
necessary or proper to
comply with any laws
or regulations relating to
the issuance or
transfer of Receipts, the
receipt or distribution
of dividends or other
property, or the taxation
thereof or of receipts or
deposited securities,
and the Depositary may
withhold the issuance
or registration of transfer
of any Receipt or
payment of such dividends
or delivery of
such property from any
holder, Owner or
other person, as the case
may be, who shall
fail to file such proofs,
certificates or other
instruments.
4.	TRANSFERABILITY;
RECORDOWNERSHIP.
	It is a condition of
this Receipt and
every successive holder and
Owner of this
Receipt by accepting or
holding the same
consents and agrees, that
title to this Receipt,
when properly endorsed or
accompanied by
proper instruments of
transfer, is transferable
by delivery with the same
effect as in the
case of a negotiable
instrument; provided,
however, that prior to the
due presentation of
this Receipt for
registration of transfer as
above provided, and subject
to the provisions
of Article 9 below, the
Depositary,
notwithstanding any notice
to the contrary,
may treat the person in
whose name this
Receipt is registered on
the books of the
Depositary as the absolute
owner hereof for
the purpose of determining
the person entitled
to distribution of
dividends and for any other
purpose.
5.	TAX LIABILITY.
	The Depositary shall
not be liable for
any taxes or governmental
or other
assessments or charges that
may become
payable in respect of the
Deposited
Securities, but a ratable
part of any and all of
the same, whether such tax,
assessment or
charge becomes payable by
reason of any
present or future law,
statute, charter
provision, bylaw,
regulation or otherwise,
shall be payable by the
Owner hereof to the
Depositary at any time on
request.  Upon the
failure of the holder or
Owner of this Receipt
to pay any such amount, the
Depositary may
sell for account of such
Owner an amount of
the Deposited Securities
equal to all or any
part of the amount
represented by this
Receipt, and may apply the
proceeds in
payment of such
obligations, the Owner
hereof remaining liable for
any deficiency.
6.	REPRESENTATIONS AND
WARRANTIES.
	Every person
presenting Shares for
deposit shall be deemed
thereby to represent
and warrant that such
Shares and each
certificate, if any,
therefor are validly
issued,
fully paid and
nonassessable, that such
Shares were not issued in
violation of any
preemptive or similar
rights of the holders of
any securities and that the
person making
such deposit is duly
authorized so to do.
Every such person shall
also be deemed to
represent that the deposit
of such securities
and the sale of American
Depositary Shares
representing such Shares by
that person in the
United States are not
restricted under the
Securities Act of 1933, as
amended the
Securities Act of 1933.
Such
representations and
warranties shall survive
the deposit of such
securities and issuance of
Receipts.
	This Receipt is
issued subject, and all
rights of the holder or
Owner hereof are
expressly subject, to the
terms and conditions
set forth on both sides of
this Receipt, all of
which form a part of the
agreement
evidenced in this Receipt
and to all of which
the holder or Owner hereof
by accepting this
Receipt consents.
7.	REPORTS OF ISSUER OF
DEPOSITED SECURITIES;
VOTING
RIGHTS.
	As of the date of the
establishment of
the program for issuance of
Receipts by the
Depositary, the Depositary
believed, based on
limited investigation, that
the issuer of the
Deposited Securities either
i furnished the
Securities and Exchange
Commission the
Commission with certain
public reports and
documents required by
foreign law or
otherwise or ii published
information in
English on its Internet
website at
http://www.intime.com.cn or
another
electronic information
delivery system
generally available to the
public in its primary
trading market, in either
case in compliance
with Rule 12g32b under the
Securities and
Exchange Act of 1934 as in
effect and
applicable to that issuer
at that time.
However, the Depositary
does not assume
any duty to determine if
the issuer of the
Deposited Securities is
complying with the
current requirements of
Rule 12g32b or to
take any action if that
issuer is not complying
with those requirements.
	The Depositary shall
be under no
obligation to give notice
to the holder or
Owner of this Receipt of
any meeting of
shareholders or of any
report of or
communication from the
issuer of the
Deposited Securities, or of
any other matter
concerning the affairs of
such issuer, except
as herein expressly
provided.  The Depositary
undertakes to make
available for inspection
by holders and Owners of
the Receipts at its
Corporate Trust Office, any
reports and
communication received from
the issuer of
the Deposited Securities
that are both i
received by the Depositary
as the holder of
the Deposited Securities
and ii made
generally available to the
holders of the
Deposited Securities by the
issuer thereof.
Such reports and
communications will be
available in the language
in which they were
received by the Depositary
from the issuer of
the Deposited Securities,
except to the extent,
if any, that the Depositary
in its sole
discretion elects to both i
translate into
English any of such reports
or
communications that were
not in English
when received by the
Depositary and
ii make such translations,
if any, available
for inspection by holders
and Owners of the
Receipts.  The Depositary
has no obligation
of any kind to translate
any of such reports or
communications or to make
such translation,
if any, available for such
inspection.
	The Depositary may,
in its discretion,
exercise, in any manner, or
not exercise, any
and all voting rights that
may exist in respect
of the Deposited
Securities.  The Depositary
may, but assumes no
obligation to, notify
Owners of an upcoming
meeting of holders
of Deposited Securities or
solicit instructions
from Owners as to the
exercise of any voting
rights with respect to the
Deposited Securities.
Upon the written request of
the Owner of this
Receipt and payment to it
of any expense
involved, the Depositary
may, in its sole
discretion, but assumes no
obligation to,
exercise any voting rights
with respect to the
amount of the Deposited
Securities
represented by the American
Depositary
Shares evidenced by this
Receipt in
accordance with that
request.
8.	DISTRIBUTIONS.
	Until the surrender
of this Receipt, the
Depositary a shall
distribute or otherwise
make available to the Owner
hereof, at a time
and in such manner as it
shall determine, any
distributions of cash,
Shares or other
securities or property
other than subscription
or other rights and b may
distribute or
otherwise make available to
the Owner
hereof, at a time and in
such manner as it
shall determine, any
distributions of
subscription or other
rights, in each case
received with respect to
the amount of
Deposited Securities
represented hereby, after
deduction, or upon payment
of the fees and
expenses of the Depositary
described in
Article 13 below, and the
withholding of any
taxes in respect thereof;
provided, however,
that the Depositary shall
not make any
distribution for which it
has not received
satisfactory assurances,
which may be an
opinion of United States
counsel, that the
distribution is registered
under, or is exempt
from or not subject to the
registration
requirements of, the
Securities Act of 1933 or
any other applicable law.
If the Depositary is
not obligated, under the
preceding sentence,
to distribute or make
available a distribution
under the preceding
sentence, the Depositary
may sell such Shares, other
securities,
subscription or other
rights, securities or other
property, and the
Depositary shall distribute
the net proceeds of a sale
of that kind to the
Owners entitled to them,
after deduction or
upon payment of the fees
and expenses of
the Depositary described in
Article 13 below
and the withholding of any
taxes in respect
thereof.  In lieu of
distributing fractional
American Depositary Shares
for distributed
Shares or other fractional
securities, the
Depositary may, in its
discretion, sell the
amount of securities or
property equal to the
aggregate of those
fractions.  In the case of
subscription or other
rights, the Depositary
may, in its discretion,
issue warrants for such
subscription or other
rights and/or seek
instructions from the Owner
of this Receipt as
to the disposition to be
made of such
subscription or other
rights.  If the Depositary
does not distribute or make
available to
Owners or sell distributed
subscription or
other rights, the
Depositary shall allow
those
rights to lapse.  Sales of
subscription or other
rights, securities or other
property by the
Depositary shall be made at
such time and in
such manner as the
Depositary may deem
advisable.
	If the Depositary
shall find in its
opinion that any cash
distribution is not
convertible in its entirety
or with respect to
the Owners of a portion of
the Receipts, on a
reasonable basis into U.S.
Dollars available to
it in the City of New York,
or if any required
approval or license of any
government or
agency for such conversion
is denied or is not
obtainable within a
reasonable period, the
Depositary may in its
discretion make such
conversion and distribution
in U.S. Dollars to
the extent possible, at
such time and rates of
conversion as the
Depositary shall deem
appropriate, to the Owners
entitled thereto
and shall with respect to
any such currency
not converted or
convertible either
i distribute such foreign
currency to the
holders entitled thereto or
ii hold such
currency for the respective
accounts of such
Owners uninvested and
without liability for
interest thereon, in which
case the Depositary
may distribute appropriate
warrants or other
instruments evidencing
rights to receive such
foreign currency.
9.	RECORD DATES
ESTABLISHED
BY DEPOSITARY.
	Whenever any cash
dividend or other
cash distribution shall
become payable or any
distribution other than
cash shall be made, or
whenever rights shall be
offered, with respect
to Deposited Securities, or
whenever the
Depositary shall receive
notice of any
meeting of Owners of
Deposited Securities,
or whenever it is necessary
or desirable to
determine the Owners of
Receipts, the
Depositary will fix a
record date for the
determination of the Owners
generally or the
Owners of Receipts who
shall be entitled to
receive such dividend,
distribution or rights,
or the net proceeds of the
sale thereof, to give
instructions for the
exercise of voting rights
at
any such meeting or
responsible for any other
purpose for which the
record date was set.
10.	CHANGES AFFECTING
DEPOSITED SECURITIES.
	Upon i any change in
nominal value
or any subdivision,
combination or any other
reclassification of the
Deposited Securities, or
ii any recapitalization,
reorganization, sale
of assets substantially as
an entirety, merger
or consolidation affecting
the issuer of the
Deposited Securities or to
which it is a party,
or iii the redemption by
the issuer of the
Deposited Securities at any
time of any or all
of such Deposited
Securities provided the
same are subject to
redemption, then and in
any such case the
Depositary shall have the
right to exchange or
surrender such Deposited
Securities and accept and
hold hereunder in
lieu thereof  other shares,
securities, cash or
property to be issued or
delivered in lieu of or
in exchange for, or
distributed or paid with
respect to, such Deposited
Securities.  Upon
any such exchange or
surrender, the
Depositary shall have the
right, in its
discretion, to call for
surrender of this Receipt
in exchange upon payment of
fees and
expenses of the Depositary
for one or more
new Receipts of the same
form and tenor as
this Receipt, but
describing the substituted
Deposited Securities.  In
any such case the
Depositary shall have the
right to fix a date
after which this Receipt
shall only entitle the
Owner to receive such new
Receipt or
Receipts.  The Depositary
shall mail notice of
any redemption of Deposited
Securities to the
Owners of Receipts,
provided that in the case
of any redemption of less
than all of the
Deposited Securities, the
Depositary shall
select in such manner as it
shall determine an
equivalent number of
American Depositary
Shares to be redeemed and
shall mail notice
of redemption only to the
Owners of Receipts
evidencing those American
Depositary
Shares.  The sole right of
the Owners of
Receipts evidencing
American Depositary
Shares designated for
redemption after the
mailing of such notice of
redemption shall be
to receive the cash, rights
and other property
applicable to the same,
upon surrender to the
Depositary and upon payment
of its fees and
expenses of the Receipts
evidencing such
American Depositary Shares.
11.	LIABILITY OF
DEPOSITARY.
       The Depositary shall
not incur any
liability to any holder or
Owner of this
Receipt i if by reason of
any provisions of
any present or future law
of the United States
of America, any state
thereof, or of any other
country, or of any
governmental or regulatory
authority, or by reason of
any provision,
present or future, of the
charter or articles of
association or similar
governing document of
the issuer or of the
Deposited Securities, the
Depositary shall be
prevented, delayed or
forbidden from or subjected
to any civil or
criminal penalty or
extraordinary expenses on
account of doing or
performing any act or
thing which by the terms
hereof it is provided
shall be done or performed,
ii by reason of
any nonperformance or
delay, caused as
specified in clause i
above, in the
performance of any act or
thing which by the
terms of this Receipt it is
provided shall or
may be done or performed,
iii by reason of
any exercise of, or failure
to exercise, any
discretion provided for
herein, iv for the
inability of any Owner or
holder to benefit
from any distribution,
offering, right or other
benefit which is made
available to holders of
Deposited Securities but is
not made available
to Owners or holders, v for
any special,
consequential or punitive
damages for any
breach of the terms of this
Receipt or vi
arising out of any act of
God, terrorism or
war or any other
circumstances beyond its
control.
       The Depositary shall
not be
responsible for any failure
to carry out any
requests to vote any
Deposited Securities or
for the manner or effect of
any vote that is
cast either with or without
the request of any
Owner, or for not
exercising any right to
vote
any Deposited Securities.
       The Depositary does
not assume any
obligation and shall not be
subject to any
liability to holders or
Owners hereunder other
than agreeing to act
without negligence or bad
faith in the performance of
such duties as are
specifically set forth
herein.
       The Depositary shall
be under no
obligation to appear in,
prosecute or defend,
any action, suit or other
proceeding in respect
of any of the Deposited
Securities or in
respect of the Receipts on
behalf of Owners
or holders or any other
persons.  The
Depositary shall not be
liable for any action
or nonaction by it in
reliance upon the advice
of or information from
legal counsel,
accountants or any other
persons believed by
it in good faith to be
competent to give such
advice or information.
       The Depositary,
subject to Article 14
hereof, may itself become
the owner of and
deal in securities of any
class of the issuer of
the Deposited Securities
and in Receipts of
this issue.
12.	TERMINATION OF
AGREEMENT
AND SURRENDER OF THIS
RECEIPT.
	The Depositary may at
any time
terminate the agreement
evidenced by this
Receipt and all other
Receipts by mailing
notice of such termination
to the Owners of
all Receipts then
outstanding at their
addresses appearing upon
the books of the
Depositary, at least thirty
days prior to the
date fixed in such notice
for termination.  On
and after such date of
termination the Owner
hereof, upon surrender of
this Receipt at the
Corporate Trust Office of
the Depositary, will
be entitled to delivery of
the amount of the
Deposited Securities
represented hereby upon
the same terms and
conditions, and upon
payment of a fee at the
rates provided herein
with respect to the
surrender of this Receipt
for Deposited Securities
and on payment of
applicable taxes and
charges.  The Depositary
may convert any dividends
received by it in
cash after the termination
date into U.S.
Dollars as herein provided,
and after
deducting therefrom the
fees of the
Depositary and referred to
herein and any
taxes and governmental
charges and shall
thereafter hold the balance
of said dividends
for the pro rata benefit of
the Owners of the
respective Receipts.  As to
any Receipts not
so surrendered within
thirty days after such
date of termination the
Depositary shall
thereafter have no
obligation with respect to
the collection or
disbursement of any
subsequent dividends or any
subscriptions or
other rights accruing on
the Deposited
Securities.  After the
expiration of three
months from such date of
termination the
Depositary may sell any
remaining Deposited
Securities in such manner
as it may
determine, and may
thereafter hold
uninvested the net proceeds
of any such sale
or sales together with any
dividends received
prior to such sale or the
U.S. Dollars received
on conversion thereof,
unsegregated and
without liability for any
interest thereon, for
the pro rata benefit of the
Owners of the
Receipts that have not
theretofore been
surrendered for
cancellation, such Owners
thereupon becoming general
creditors of the
Depositary with respect to
such net proceeds.
After making such sale, or
if no such sale can
be made after the
expiration of one year from
such date of termination,
the Depositary shall
be discharged from all
obligations whatsoever
to the holders and Owners
of the Receipts
except to make distribution
of the net
proceeds of sale and of
such dividends after
deducting all fees, charges
and expenses of
the Depositary or of the
Deposited
Securities, in case no sale
can be made, upon
surrender of the Receipts.
13.	CERTAIN FEES AND
CHARGES
OF THE DEPOSITARY.
	The Depositary may
charge any party
depositing or withdrawing
Shares, any party
transferring or
surrendering Receipts, any
party to whom Receipts are
issued including
issuance pursuant to a
stock dividend or stock
split or an exchange of
stock or distribution
pursuant to Articles 8 or
10 or Owners, as
applicable, i fees for the
delivery or
surrender of Receipts and
deposit or
withdrawal of Shares, ii
fees for distributing
cash, Shares or other
property received in
respect of Deposited
Securities, iii taxes and
other governmental charges,
iv registration
or custodial fees or
charges relating to the
Shares, v cable, telex and
facsimile
transmission expenses, vi
foreign currency
conversion expenses and
fees, vii
depositary servicing fees
and viii any other
fees or charges incurred by
the Depositary or
its agents in connection
with the Receipt
program.  The Depositarys
fees and charges
may differ from those of
other depositaries.
The Depositary reserves the
right to modify,
reduce or increase its fees
upon thirty 30
days notice to the Owner
hereof.  The
Depositary will provide,
without charge, a
copy of its latest schedule
of fees and charges
to any party requesting it.
	The Depositary may
charge fees for
receiving deposits and
issuing Receipts, for
delivering Deposited
Securities against
surrendered Receipts, for
transfer of
Receipts, for splits or
combinations of
Receipts, for distribution
of each cash or
other distribution on
Deposited Securities, for
sales or exercise of
rights, or for other
services performed
hereunder.  The
Depositary reserves the
right to modify,
reduce or increase its fees
upon thirty 30
days notice to the Owner
hereof.  The
Depositary will provide,
without charge, a
copy of its latest fee
schedule to any party
requesting it.
14.	PRERELEASE OF
RECEIPTS.
	Notwithstanding any
other provision
of this Receipt, the
Depositary may execute
and deliver Receipts prior
to the receipt of
Shares PreRelease. The
Depositary may
deliver Shares upon the
receipt and
cancellation of Receipts
which have been
PreReleased, whether or not
such cancellation
is prior to the termination
of such PreRelease
or the Depositary knows
that such Receipt
has been PreReleased.  The
Depositary may
receive Receipts in lieu of
Shares in
satisfaction of a
PreRelease.  Each
PreRelease
will be a preceded or
accompanied by a
written representation from
the person to
whom Receipts or Shares are
to be delivered
that such person, or its
customer, owns the
Shares or Receipts to be
remitted, as the case
may be, b at all times
fully collateralized
with cash or such other
collateral as the
Depositary deems
appropriate, c terminable
by the Depositary on not
more than five 5
business days notice, and d
subject to such
further indemnities and
credit regulations as
the Depositary deems
appropriate.  The
number of American
Depositary Shares
which are outstanding at
any time as a result
of PreReleases will not
normally exceed thirty
percent 30% of the Shares
deposited with
the Depositary; provided,
however, that the
Depositary reserves the
right to change or
disregard such limit from
time to time as it
deems appropriate.
	The Depositary may
retain for its own
account any compensation
received by it in
connection with the
foregoing.
15.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
	Notwithstanding any
terms of this
Receipt to the contrary,
the Depositary will
not exercise any rights it
has under this
Receipt to prevent the
withdrawal or delivery
of Deposited Securities in
a manner which
would violate the United
States securities laws
including, but not limited
to, Section 1A1 of
the General Instructions to
the Form F6
Registration Statement, as
amended from time
to time, under the
Securities Act of 1933.
16.	GOVERNING LAW; VENUE
OF
ACTIONS; JURY TRIAL WAIVER.
	This Receipt shall be
interpreted and
all rights hereunder and
provisions hereof
shall be governed by the
laws of the State of
New York.
	All actions and
proceedings brought
by any Owner or holder of
this Receipt
against the Depositary
arising out of or
relating to the Shares or
other Deposited
Securities, the American
Depositary Shares or
the Receipts, or any
transaction contemplated
herein, shall be litigated
only in courts located
within the State of New
York.
	EACH OWNER AND HOLDER
HEREBY IRREVOCABLY WAIVES,
TO
THE FULLEST EXTENT
PERMITTED BY
APPLICABLE LAW, ANY RIGHT
IT MAY
HAVE TO A TRIAL BY JURY IN
ANY
SUIT, ACTION OR PROCEEDING
AGAINST THE DEPOSITARY
DIRECTLY
OR INDIRECTLY ARISING OUT
OF OR
RELATING TO THE SHARES OR
OTHER
DEPOSITED SECURITIES, THE
AMERICAN DEPOSITARY SHARES
OR
THE RECEIPTS, OR ANY
TRANSACTION
CONTEMPLATED HEREIN, OR THE
BREACH HEREOF, INCLUDING
WITHOUT LIMITATION, ANY
QUESTION
REGARDING EXISTENCE,
VALIDITY OR
TERMINATION WHETHER BASED
ON
CONTRACT, TORT OR ANY OTHER
THEORY.
17.	AMENDMENT OF
RECEIPTS.
       The form of the
Receipts and the
agreement created thereby
may at any time
and from time to time be
amended by the
Depositary in any respect
which it may deem
necessary or desirable. Any
amendment
which shall prejudice any
substantial existing
right of Owners shall not
become effective as
to outstanding Receipts
until the expiration of
thirty 30 days after notice
of such
amendment shall have been
given to the
Owners of outstanding
Receipts; provided,
however, that such thirty
30 days notice
shall in no event be
required with respect to
any amendment which shall
impose or
increase any taxes or other
governmental
charges, registration fees,
cable, telex or
facsimile transmission
costs, delivery costs or
other such expenses. Every
Owner and holder
of a Receipt at the time
any amendment so
becomes effective shall be
deemed, by
continuing to hold such
Receipt, to consent
and agree to such amendment
and to be
bound by the agreement
created by Receipt as
amended thereby. In no
event shall any
amendment impair the right
of the Owner of
any Receipt to surrender
such Receipt and
receive therefor the amount
of Deposited
Securities represented by
the American
Depositary Shares evidenced
thereby, except
in order to comply with
mandatory provisions
of applicable law.